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                                                                    Exhibit 99.1
[INVITROGEN LOGO]


Contact:

Paul Goodson
VP Investor Relations
Invitrogen Corporation

(760) 603-7208


             INVITROGEN APPOINTS GREGORY T. LUCIER PRESIDENT AND CEO

       Former General Electric Executive Also Named to Invitrogen's Board

CARLSBAD, CA -- May 30, 2003 -- Invitrogen Corporation (Nasdaq: IVGN), a NASDAQ 100 company, announced the appointment of Gregory T. Lucier to the positions of President and CEO, effective today. Lucier has also been added to Invitrogen's Board of Directors. Lucier left his position as President and CEO of General Electric's Medical Systems Information Technologies business unit to join Invitrogen.

"Greg Lucier is an outstanding executive who has gained a wealth of experience leading a growth business with thousands of employees and operations around the world," remarked Bradley G. Lorimier, Invitrogen's Chairman. "He developed the strategy that drove the growth of GE's Medical Information Systems Technology business from $700 million in sales, which is approximately Invitrogen's current size, to $1.8 billion in three years, and he has produced similarly impressive results in his other executive positions. With his leadership skills and experience in growing and managing profitable businesses, we believe Greg will be instrumental at accelerating Invitrogen's growth and extending our industry-leading position."

"As the leader in a young industry and with considerable operational and financial resources, Invitrogen is well positioned for substantial expansion," said Lucier. "I look forward to working with the great people of Invitrogen to develop new global markets, introduce breakthrough technologies, and make this organization a recognized leader in advancing the potential of the life sciences industry."

Prior to his 2000 appointment as President and CEO of GE's Medical Systems Information Technologies unit, Lucier was Vice President of that organization's Global Services group. He was elected an executive officer of GE in 1999. From 1995 to 1999, he was President of a joint venture between GE and Harris Corporation. Before joining GE, Lucier held executive and management positions at Morrison Knudsen and International Paper. Lucier holds an M.B.A. degree from Harvard University and a Bachelors degree in Industrial Engineering from Pennsylvania State University.

ABOUT INVITROGEN CORPORATION

Invitrogen provides essential technologies to biotechnology and biopharmaceutical researchers and companies worldwide. Invitrogen manufactures and markets a breadth of products for life sciences discovery, development and production. These include research tools in kit form and catalog and
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Invitrogen Appoints Gregory T. Lucier President and CEO
May 30, 2003
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custom products and service for corporate, academic and government entities.
Invitrogen also engages in technology licensing, research service, large-scale production, and life science technical expertise and support. With operations in more than 20 countries and distributor relationships in approximately 50 more, Invitrogen employs approximately 2800 people at its worldwide locations. For more information about Invitrogen visit the web site at www.invitrogen.com.

SAFE HARBOR STATEMENT

Certain statements contained in this press release are considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and it is Invitrogen's intent that such statements be protected by the safe harbor created thereby. Forward-looking statements include, but are not limited to: 1) whether Mr. Lucier will succeed in accelerating Invitrogen's growth and extending its industry-leading position;
2) whether Invitrogen is well positioned for substantial expansion; 3) whether Mr. Lucier will develop new global markets, introduce breakthrough technologies, and make Invitrogen a recognized leader in advancing the potential of the life sciences industry. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to a) the possibility that the strategies implemented by Mr. Lucier will not produce growth and extend Invitrogen's market position in the market environment in which the company operates; b) the risk that Invitrogen's current and future product offerings, operational performance, business strategies, and market growth characteristics will not produce expansion in Invitrogen's business; c) the possibility that new global markets may not develop as a result of reductions in funding for life science research or for other reasons, d) the possibility that breakthrough technologies may not exist, may not be available to Invitrogen, or that Invitrogen may not succeed in developing them, and e) the possibility that Invitrogen will fail to advance the potential of the life science industry, as well as other risks and uncertainties detailed from time to time in Invitrogen's Securities and Exchange Commission filings.

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